CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 1998 included in the form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 33-94256 and No. 333-25397) of the Rock Bottom Restaurants, Inc. Non-Employee Directors' Stock Option Plan dated June 3, 1994 and Rock Bottom Restaurants, Inc. Equity Incentive Plan dated June 3, 1994.

                                                 /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
     March 26, 1998.